Exhibit 99.1

RADIATION THERAPY SERVICES HOLDINGS, INC.

Contact: Bryan J. Carey Chief Financial Officer (239) 931-7281 BCarey@rtsx.com	Investors: Amy Glynn / Nick Laudico The Ruth Group 646-536-7023 / 7030 aglynn@theruthgroup.com nlaudico@theruthgroup.com

RADIATION THERAPY SERVICES REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

First Quarter 2012 Financial Highlights:

•                  Total company revenues increased 13.4% to $177.4 million

•                  Domestic same practice treatments per day increased 2.1%

•                  International treatments increased 17.3%

•                  Pro Forma Adjusted EBITDA of $29.2 million

Recent Business Highlights:

•                  In May 2012, issued $350.0 million in aggregate principal amount of new 8.875% senior notes due 2017 and entered into new revolving credit facility, allowing for up to $140 million in borrowings

•                  In March 2012, secured an agreement to manage radiation therapy operations for North District of Broward Health, the 10th largest hospital system in the United States

•                  In March 2012, built on existing market presence and strengthened integrated cancer care model with highly accretive acquisition in Sarasota

FORT MYERS, FL, May 14, 2012 — Radiation Therapy Services Holdings, Inc (“Radiation Therapy” or “the Company”), a leading operator of radiation therapy centers, today announced financial results for the first quarter ended March 31, 2012.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, “We accomplished a great deal in the first several months of 2012, including the refinancing of our existing senior credit facilities with new senior notes and a new revolving credit facility to support our growth strategy, an acquisition in Florida that serves to strengthen our integrated cancer care model and the agreement to manage radiation therapy operations for the Northern District of Broward Health , the 10th largest hospital system in the U.S. This is a testament to our technical and medical expertise and further validates the potential of our value added services offering.”

“Over the past several years, we have made ongoing strategic investments in our infrastructure, building a strong platform from which to expand our leadership position and integrated cancer care model. With the access to capital provided by the refinancing, we are very strongly positioned to execute growth strategies, both domestically and internationally.  Our acquisition pipeline remains strong with both small and mid-sized opportunities.”

“Looking at our first quarter, we are very pleased with the results announced today.  Domestic same practice treatments per day increased 2.1%. This growth reflects the continued return to utilization in markets that had been impacted by the economic downturn as more patients again have access to medical care, as well as the continued development of our integrated care model and increased referrals from our physician liaison program.  Our Latin American operations continue to be a driver of robust growth, with centers in the region increasing treatments by 17.3%, including the two month period prior to the acquisition on March 1, 2011. We are extremely pleased with the growth that Medical Developers has provided and we continue to explore opportunities to build on our significant presence in the region. As we move into 2012, we will continue to focus on growing our presence and market leadership as a provider of integrated cancer care,” concluded Dr. Dosoretz.

Recent Developments

On May 10, 2012, Radiation Therapy issued $350.0 million in aggregate principal amount of its new 8.875% senior secured second lien notes due 2017 (the “Notes”).  Net proceeds from the sale of the Notes were used to repay Radiation Therapy’s existing senior secured revolving credit facility and the Term Loan B portion of its senior secured credit facilities, to pay fees and expenses related to the notes offering and for general corporate purposes.  In connection with the Notes offering, Radiation Therapy also entered into a new 4.5 year $140 million revolving credit facility.  As of May 14, 2012, there are no borrowings under the new revolving credit facility.

In March 2012, the Company entered into an agreement with the North Broward Hospital District to license the space and equipment and assume responsibility for the operation of the radiation therapy departments at Broward General Medical Center and North Broward Medical Center. The North Broward Hospital District is the 10th largest hospital system in the United States. The Company will be operating the radiation therapy centers as part of its value added services offering.

On March 30, 2012, Radiation Therapy expanded its presence in Sarasota and Manatee Counties with the the acquisition of Lakewood Ranch Oncology Center (“LROC”), a radiation therapy facility located in Lakewood Ranch, Florida for approximately $26.0 million.  LROC was previously owned by two groups of urology specialists whom Radiation Therapy hired as part of this transaction, thereby building on the Company’s integrated cancer care model.

First Quarter 2012 Results

Total revenues for the first quarter of 2012 were $177.4 million, an increase of 13.4% compared to $156.5 million in revenues in the same quarter of 2011. The increase in revenue was principally due to the benefit of acquired integrated cancer care practices, the impact of strategic tuck-in acquisitions made in California, North Carolina, and Argentina, along with organic growth from Medical Developers.

Domestic same practice treatments per day increased 2.1% in the first quarter of 2012, reflecting stabilizing volumes and increased referrals from the Company’s physician liaison program and integrated cancer care model, compared to the first quarter of 2011.  However, domestic same practice therapy revenue per treatment decreased 2.8% from the first quarter of 2011, due to reductions in the reimbursement rate announced in the CMS 2012 Physician Fee Schedule which were partially offset by improved managed care pricing.

Total RVUs per day at same practice domestic freestanding centers, excluding the impact of the Las Vegas capitated contract, decreased 5.4% in the first quarter versus the same period of the prior year principally due to reductions in the reimbursement rate included in the CMS 2012 Physician Fee Schedule.

Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) in the first quarter of 2012 was $29.2 million, or 15.8% of total pro forma revenues, compared to $31.2 million, or 18.9% of total pro forma revenues, in the first quarter of 2011. Pro Forma Adjusted EBITDA margins declined in the quarter versus the prior year period primarily due to reductions in the Medicare reimbursement rate, along with growth in integrated care practices in which professional service revenues are largely paid out as physician compensation and investments made in key personnel.  A reconciliation of net loss attributable to Radiation Therapy Services Holdings, Inc., determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with generally accepted accounting principles, to total pro forma revenues for the quarters ended March 31, 2012 and 2011 is included in the attached supplemental information.

Income tax expense in the first quarter of 2012 was $0.1 million, compared to income tax expense of $2.5 million in the first quarter of 2011.  The net loss for the first quarter of 2012 was $8.4 million, compared to a net loss of $3.1 million in the first quarter of 2011.

Conference Call

Management will host a conference call Monday, May 14, 2012 at 4 p.m. ET to discuss financial results, other developments and business conditions. The dial-in numbers are (877) 407-0789 for domestic callers and (201) 689-8562 for international callers.  In addition, a telephonic replay of the call will be available until May 28, 2012.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 393644 to access the replay.

A live webcast and webcast replay of the call will also be available from the Investor Relations section on the corporate web site at www.rtsx.com.

About Radiation Therapy Services Holdings, Inc.

Radiation Therapy Services is a leading provider of advanced radiation therapy and other services to cancer patients in the United States and Latin America.  The Company offers a comprehensive range of radiation treatment alternatives, focused on delivering academic quality, cost-effective patient care in a personal and convenient setting. In total, the Company operates 126 treatment centers, including 95 centers located in 15 U.S. states, strategically clustered in 28 local markets. The Company also operates 30 centers located in six countries in Latin America and 1 center located in India.  The Company holds market leading positions in most of its domestic local markets and abroad. RTSX.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2012.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Financial Tables on Following Pages

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,407	$10,177
Accounts receivable, net	101,169	87,094
Prepaid expenses	5,889	5,731
Inventories	4,927	4,308
Deferred income taxes	2,969	2,969
Other	4,457	6,025
Total current assets	131,818	116,304

Equity investments in joint ventures	522	692
Property and equipment, net	244,292	236,411
Real estate subject to finance obligation	13,735	13,719
Goodwill	569,901	556,547
Intangible assets, net	45,809	42,393
Other assets	30,457	32,526
Total assets	$1,036,534	$998,592

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$39,402	$27,748
Accrued expenses	53,923	42,596
Income taxes payable	5,484	5,310
Current portion of long-term debt	22,777	13,945
Current portion of finance obligation	184	161
Other current liabilities	5,374	6,615
Total current liabilities	127,144	96,375
Long-term debt, less current portion	681,985	665,088
Finance obligation, less current portion	14,133	14,105
Other long-term liabilities	23,142	22,659
Deferred income taxes	10,259	10,343
Total liabilities	856,663	808,570

Noncontrolling interests - redeemable	12,925	12,728

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,025 shares authorized, issued and outstanding	—	—
Additional paid-in capital	648,798	648,703
Retained deficit	(493,364)	(483,815)
Notes receivable from shareholder	(125)	(125)
Accumulated other comprehensive loss, net of tax	(5,859)	(4,890)
Total Radiation Therapy Services Holdings, Inc. shareholder’s equity	149,450	159,873
Noncontrolling interests - nonredeemable	17,496	17,421
Total equity	166,946	177,294
Total liabilities and equity	$1,036,534	$998,592

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Revenues:
Net patient service revenue	$175,548	$155,083
Other revenue	1,897	1,454
Total revenues	177,445	156,537

Expenses:
Salaries and benefits	93,843	80,899
Medical supplies	15,460	12,491
Facility rent expense	9,590	7,823
Other operating expenses	8,701	7,458
General and administrative expenses	19,682	17,836
Depreciation and amortization	15,196	12,455
Provision for doubtful accounts	5,061	3,801
Interest expense, net	17,555	14,493
Gain on fair value adjustment of previously held equity investment	—	(234)
Foreign currency transaction loss	49	10
Loss on foreign currency derivative contracts	594	116
Total expenses	185,731	157,148

Loss before income taxes	(8,286)	(611)
Income tax expense	110	2,466
Net loss	(8,396)	(3,077)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,153)	(1,439)

Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	(9,549)	(4,516)

Other comprehensive (loss) income:
Unrealized (loss) gain on derivative interest rate swap agreements	(333)	1,296
Unrealized loss on foreign currency translation	(528)	(155)
Other comprehensive (loss) income:	(861)	1,141

Comprehensive loss:	(9,257)	(1,936)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(1,177)	(1,411)
Comprehensive loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	$(10,434)	$(3,347)

RADIATION THERAPY SERVICES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(8,396)	$(3,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	12,450	10,829
Amortization	2,746	1,626
Deferred rent expense	316	289
Deferred income taxes	(106)	1,968
Stock-based compensation	95	680
Provision for doubtful accounts	5,061	3,801
Loss (gain) on the sale/disposal of property and equipment	90	(8)
Amortization of termination of interest rate swap	(84)	—
Gain on fair value adjustment of previously held equity investment	—	(234)
Loss on foreign currency transactions	9	49
Loss on foreign currency derivative contracts	594	116
Amortization of debt discount	218	192
Amortization of loan costs	1,334	1,014
Equity interest in net loss of joint ventures	381	250
Distribution received from unconsolidated joint ventures	9	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(18,772)	(15,597)
Income taxes payable	200	(337)
Inventories and other current assets	(392)	(677)
Prepaid expenses	195	765
Accounts payable	11,316	2,844
Accrued deferred compensation	199	—
Accrued expenses / other long-term liabilities	11,374	13,887

Net cash provided by operating activities	18,837	18,380

Cash flows from investing activities
Purchase of property and equipment	(6,902)	(11,413)
Acquisition of medical practices	(23,103)	(42,104)
Proceeds from the sale of property and equipment	26	5
(Loans to) repayments from employees	(136)	135
Contribution of capital to joint venture entities	(225)	—
Distribution received from joint venture entities	—	300
Proceeds from the sale of equity interest in a joint venture	—	312
Payment of foreign currency derivative contracts	(292)	(552)
Premiums on life insurance policies	(155)	—
Change in other assets and other liabilities	155	(60)

Net cash used in investing activities	(30,632)	(53,377)

Cash flows from financing activities
Proceeds from issuance of debt (net of original issue discount of $— and $625, respectively)	560	49,401
Net proceeds from revolving credit facility	20,000	—
Principal repayments of debt	(5,599)	(2,456)
Repayments of finance obligation	(26)	(13)
Proceeds from equity contribution	—	3
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(905)	(923)
Payments of loan costs	—	(1,534)

Net cash provided by financing activities	14,030	44,478

Effect of exchange rate changes on cash and cash equivalents	(5)	(3)

Net increase in cash and cash equivalents	2,230	9,478
Cash and cash equivalents, beginning of period	10,177	13,977

Cash and cash equivalents, end of period	$12,407	$23,455

Supplemental disclosure of noncash transactions
Recorded finance obligation related to real estate projects	$77	$1,575
Recorded capital lease obligations related to the purchase of equipment	$696	$—
Recorded issuance of Parent equity units related to the acquisition of medical practices	$—	$16,282
Recorded issuance of senior subordinated notes related to the acquisition of medical practices	$—	$16,250
Recorded earn-out accrual related to the acquisition of medical practices	$—	$2,280
Recorded property and equipment related to the North Broward Hospital District license agreement	$4,260	$—
Recorded capital lease obligations related to the acquisition of medical practices	$5,726	$—

RADIATION THERAPY SERVICES HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to Radiation Therapy Services Holdings, Inc. Shareholder

	Three Months Ended
	March 31,
(in thousands):	2012	2011
Total revenues	$177,445	$156,537
Pro-forma full period effect of acquisitions (a)	7,269	8,345
Total pro-forma revenues	$184,714	$164,882

Net loss attributable to Radiation Therapy Services Holdings, Inc. shareholder	$(9,549)	$(4,516)
Income tax epense	110	2,466
Interest expense, net	17,555	14,493
Depreciation and amortization	15,196	12,455
Gain on fair value adjustment of previously held equity investment	—	(234)
Loss on foreign currency derivative contracts	594	116
Management fees (b)	213	277
Non-cash expenses (c)	602	1,342
Sale-lease back adjustments (d)	(243)	(196)
Acquisition-related costs (e)	644	1,648
Other expenses (f)	456	321
Litigation settlement (g)	510	—
Expenses associated with idle / closed treatment facilities (h)	949	—
Pro-forma full period effect of acquisition EBITDA (a)	2,136	3,000

Pro-forma Adjusted EBITDA (1)	$29,173	$31,172

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	15.8%	18.9%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, foreign currency derivative contract loss, gain on fair value adjustment of previously held equity investment, management fees from our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight- line rent and amortization of capital expenditures relating to repairs and maintenance, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions and tail premiums on termed physicians, litigation settlements with physicians and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions completed during 2011 and 2012.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions had occurred at the beginning of the year.

(b) Management fees are fees paid to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obiligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with the adoption of ASC 805, Business Combinations, requiring prior capitalized costs be expensed, including professional fees and due diligence costs relating to the acquisition of physician practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions and tail premiums paid on terminated physicians.

(g) Litigation settlement relates to costs associated with the termination of physicians during 2011 and 2012.

(h) Expenses associated with idle / closed radiation therapy treatment facilities.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Radiation Therapy Services Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

RADIATION THERAPY SERVICES HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended
	March 31,		%
Domestic U.S.	2012	2011 *	Change

Number of treatment days	64	64

Total RVU’s - freestanding centers	2,932,832	3,093,311	-5.2%

RVU’s per day - freestanding centers	45,826	48,333	-5.2%

Percentage change in RVU’s per day - freestanding centers - same practice basis	-5.4%	7.4%

Total treatments - freestanding centers	125,316	122,556	2.3%

Treatments per day - freestanding centers	1,958	1,915	2.3%

Percentage change in revenue per treatment - freestanding centers - same practice basis	-2.8%	3.0%

Percentage change in treatments per day - freestanding centers - same practice basis	2.1%	-1.5%

Number of regions at period end (global)	9	9

Number of local markets at period end	28	28

Treatment centers - freestanding (global)	121	112	8.0%
Treatment centers - hospital / other groups (global)	5	6	-16.7%
	126	118	6.8%

Days sales outstanding at quarter end	39	40

Percentage change in freestanding revenues - same practice basis	-0.8%	3.1%

Net patient service revenue - professional services only (in thousands)	$48,735	$42,097

* Excludes the impact of the termination of a capitated contract in Las Vegas, Nevada

	Three Months Ended
	March 31,		%
International	2012	2011 **	Change

Number of treatments

2-D treatments	1,359	1,354

3-D treatments	2,023	1,588

IMRT / IGRT treatments	436	312
Total	3,818	3,254	17.3%

** includes full period operating statistics, including period prior to our acquisition on March 1, 2011

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